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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Plan and the 1996 Employee Stock Purchase Plan of IA Corporation I of our report dated January 29, 1997, with respect to the consolidated financial statements and schedule of IA Corporation I included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young, LLP


Walnut Creek, California
August 13, 1997